Press Release
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8 St. Stephen’s Green
Dublin 2, Ireland

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www.xlcatlin.com

Contact:	David Radulski	Carol Parker-Trott
	Investor Relations	Media Relations
	(203) 964-3470	(441) 294-7290

XL GROUP PLC SHAREHOLDERS APPROVE REDOMESTICATION TO BERMUDA FROM IRELAND

Dublin, Ireland - June 23, 2016 - XL Group plc (“XL” or the “Company”) (NYSE: XL) announced today that its ordinary shareholders have approved a scheme of arrangement that will change the place of incorporation of the ultimate parent holding company to Bermuda from Ireland. XL shareholders also approved the other proposals necessary for the redomestication to proceed as set forth in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2016.

The redomestication remains subject to receipt of necessary regulatory approvals, satisfaction of other conditions and sanctioning by the High Court of Ireland. A hearing before the High Court of Ireland to sanction the scheme of arrangement is currently scheduled for July 20, 2016. XL expects to complete the redomestication in the third quarter of this year.

XL's Chief Executive Officer, Michael S. McGavick, said: “We are pleased that our shareholders are supportive of our plan to set up our corporate home in Bermuda. Given, in particular, our long-standing and substantial operations in Bermuda that have been bolstered by the Catlin Group Limited acquisition, and Bermuda's position within the international (re)insurance market, including Bermuda's recent achievement of Solvency II equivalency, we believe a change in the country of domicile of our parent company to Bermuda will be advantageous to the Company and its shareholders."

XL does not expect the redomestication to have any material impact on its financial results, including the Company’s global effective tax rate.

To effect the redomestication, a new Bermuda exempted company, XL Group Ltd, will replace XL Group plc as the ultimate holding company of the XL group of companies, and the Company's ordinary shareholders will receive one common share of the new Bermuda company in exchange for each ordinary share of the Company held by them.

XL Group Ltd will be registered with the SEC under the Securities Exchange Act of 1934, as amended, and be subject to SEC reporting requirements applicable to domestic registrants. Further, XL Group Ltd will be subject to the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), and will report its financial results in U.S. dollars and under U.S. generally accepted accounting principles. XL Group Ltd’s shares will trade on the NYSE under the ticker symbol “XL” and it is expected to be included in the S&P 500 Index.

About XL Group plc

XL Group plc (NYSE:XL), through its subsidiaries and under the XL Catlin brand, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. Clients look to XL Catlin for answers to their most complex risks and to help move their world forward. To learn more, visit www.xlgroup.com.

Notice on Forward-Looking Statements:

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors (both as to underwriting and investment matters). These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the High Court of Ireland for the redomestication, to obtain the necessary regulatory approvals, to obtain a determination that we remain in the S&P 500 Index, and to satisfy the other conditions to the redomestication within the expected time frame or at all, our ability to realize the expected benefits from the redomestication, the occurrence of difficulties in connection with the redomestication, any unanticipated costs in connection with the redomestication and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Bermuda, the United States and other jurisdictions following the redomestication, as well as our management’s response to these factors. The foregoing factors are in addition to the other factors set forth in XL’s reports on Form 10-K and Form 10-Q and other documents on file with the SEC. XL undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.